TRADING SYMBOLS:
In the U. S.: NYSE Amex: HTM and in Canada: TSX: GTH	December 21, 2012

U.S. GEOTHERMAL ANNOUNCES $4.37 MILLION FINANCING

Boise, Idaho – December 21, 2012 (NYSE MKT: HTM, TSX: GTH) U.S. Geothermal Inc. (the “Company”) announces today that it entered into agreements with a number of investors, pursuant to which they have agreed to acquire, in total, approximately 11,810,816 Units (a “Unit”) of the Company at a price of $0.37 per Unit. Each Unit consists of one share of common stock of the Company and one half of one common stock purchase warrant (a “Warrant”). Each Warrant will entitle the holder thereof to acquire one additional share of common stock of the Company for a period of 60 months following the closing of the offering for US$0.50 per share of common stock. The gross proceeds of the Unit offering are expected to be approximately US$4.37 million.

Kuhns Brothers Securities Corporation is acting as placement agent for this offering.

The net proceeds of the offering will be used for the payment of fees and expenses associated with refinancing the San Emidio construction loan, to continue the advancement of the El Ceibillo project in Guatemala, and general corporate purposes.

The offering is scheduled to close on or about December 26, 2012. The offering is subject to certain conditions including, but not limited to, the receipt of all necessary approvals, including the approval of the Toronto Stock Exchange and the NYSE MKT LLC.

The securities described above are being offered by the Company pursuant to a registration statement filed with the Securities and Exchange Commission (SEC), which became effective on December 1, 2010. A prospectus supplement relating to the offering will be filed with the SEC and will be available on the SEC's website located at www.sec.gov. When available, copies of the prospectus supplement and accompanying base prospectus relating to this offering can be obtained at the SEC's website at http://www.sec.gov, or from the Company by e-mail to info@usgeothermal.com, by fax to 208-424-1030, or by mail to 1505 Tyrell Lane, Boise, ID 83706, Attention: Chief Financial Officer.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

About U.S. Geothermal:
U.S. Geothermal Inc. is a leading renewable energy company focused on the development, production and sale of electricity from geothermal energy and is operating geothermal power projects at Raft River, Idaho, San Emidio, Nevada and Neal Hot Springs, Oregon. The company is developing El Ceibillo, an advanced stage, steam geothermal prospect located within a 24,710 acre (100sq km) energy rights concession area located 8.5 miles (14 km) from Guatemala City, the largest city in Central America.

FOR ADDITIONAL INFORMATION PLEASE CONTACT:
Saf Dhillon - Investor Relations
U.S. Geothermal Inc.
Tel: 866-687-7059
Fax: 208-424-1030
saf@usgeothermal.com

The information provided in this news release may contain forward-looking statements within the definition of the Safe Harbor provisions of the US Private Securities Litigation Reform Act of 1995, including statements regarding the ability to complete the offering and the use of proceeds of the anticipated offering. These statements are based on U.S. Geothermal Inc.’s current expectations and beliefs and are subject to a number of risks and uncertainties that can cause actual results to differ materially from those described. Readers are cautioned to review the risk factors identified by the company in its filings with Canadian and US securities agencies. Forward-looking statements are based on management’s expectations, beliefs and opinions on the date the statements are made. U.S. Geothermal Inc. assumes no obligation to update forward-looking statements if management’s expectations, beliefs, or opinions, or other factors, should change.

The NYSE MKT and the Toronto Stock Exchange do not accept responsibility for the adequacy of this release.